Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest, Inc.

Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226732) and Form S-8 (File No. 333-218376 and No. 333-234421) of WideOpenWest, Inc. of our reports dated February 24, 2022, relating to the consolidated financial statements, and the effectiveness of WideOpenWest, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

February 24, 2022